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                                                                   Exhibit 10.15

                 UNDERWRITING MANAGEMENT AND SERVICES AGREEMENT

          THIS AGREEMENT ("Agreement"), made as of the 15th day of July, 2004, among Darwin National Assurance Company, a stock insurance company organized under the laws of Delaware ("Insurer"), and Darwin Professional Underwriters, Inc., a corporation organized under the laws of Delaware ("Darwin").

                                   WITNESSETH:

          WHEREAS, Insurer is qualified to the business of insurance in certain states and jurisdictions of the United States;

          WHEREAS, Insurer wishes that Darwin underwrite and administer the Policies (as defined below) and perform related services;

          NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                             APPOINTMENT OF MANAGER

          Insurer does hereby nominate, constitute and appoint Darwin as its underwriting manager with respect to procuring contracts and policies of [directors' and officers' liability insurance, errors and omissions insurance, professional liability insurance, employment practices liability insurance, fiduciary insurance, assumed facultative and treaty reinsurance of the foregoing lines of business] and such other types of insurance as may be mutually agreed to by the parties hereto, in the states and jurisdictions where Insurer is qualified from time to time to write such insurance (the "Policies"). Darwin hereby accepts such appointment.

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                                   ARTICLE II

                                      TERM

          This Agreement shall commence and be effective from the date first above written and shall terminate when cancelled by either party hereto upon 30 days' written notice to the other.

                                   ARTICLE III

                   DUTIES, POWERS AND AUTHORITY OF THE MANAGER

          Darwin shall receive applications for Policies pertaining to risks and render underwriting management and related services in connection with such applications in accordance with applicable law and in accordance with all the underwriting and claims guides, rules, bulletins or other written instructions now in force or as may be issued by Insurer from time to time and in a manner consistent with the terms of this Agreement. Without limiting the generality of the foregoing, Darwin shall have the responsibility, power and authority to act on Insurer's behalf as follows:

     (a)  To solicit and produce applications for Policies;

     (b) To provide insurance underwriting functions in connection with the issuance of Policies;

     (c)  To issue, bind and execute Policies on behalf of Insurer;

     (d) To report claims to Insurer and administer, settle and maintain records of claims submitted for payment under Policies;

     (e) To negotiate, bind and execute agreements of ceded reinsurance with respect to the Policies; and

     (f) To perform administrative, finance and accounting services in connection with the foregoing functions.


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                                   ARTICLE IV

                         ADMINISTRATION OF THE POLICIES

          Insurer does hereby grant to Darwin authority in all matters relating to risk management and policy administration of the Policies (to the extent such authority may be granted pursuant to applicable law), including, without limitation, the power, without reservation, to bill and collect all premiums for the Policies, to pay all amounts owing to agents or brokers in respect of the policies, to adjust, to defend, to settle and to pay all claims, and to recover (by way of subrogation or otherwise) any losses, incurred under any of the Policies, and to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement. Insurer also grants to Darwin authority and discretion with respect to all matters relating to claims settlement, salvage and subrogation and litigation concerning the Policies, including, but not limited to, the selection of counsel therefor. Darwin agrees to remit to Insurer promptly upon receipt thereof (a) all premium payments, (b) any salvage, subrogation or other recoveries received by it in respect of the Policies and (c) all notices of claims, losses or any other information whatsoever relating to the Policies.

                                    ARTICLE V

            EXPENSE REIMBURSEMENT AND INCENTIVE COMPENSATION PAYMENTS

          Darwin shall be entitled to expense reimbursements and incentive compensation payments as provided for in Appendix I hereto.


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                                   ARTICLE VI

                           BOOKS, RECORDS AND ACCOUNTS

          Darwin shall prepare and keep all books and records as are necessary to reflect accurately all underwriting, claims, administrative, financial and accounting services rendered in connection with the Policies issued by Insurer pursuant to this Agreement. Such books and records shall be open to inspection by any person authorized by Insurer at all reasonable times upon reasonable prior notice during the term of this Agreement. Upon termination of this Agreement, such books and records shall be transferred to and become the property of Insurer.

                                   ARTICLE VII

                                OTHER AGREEMENTS

          Insurer and Darwin agree that:

     (a) During the term of this Agreement, Darwin shall not be prohibited from engaging in any area of the insurance or reinsurance business with respect to others;

     (b) It shall not be a violation of the terms of this Agreement for Darwin to comply in good faith with the instructions or rulings of the insurance departments of the various states or jurisdictions of the United States of America;

     (c) The services of Darwin to Insurer hereunder are not to be deemed exclusive, and Darwin shall continue to be free to act in a similar or other capacity in respect to others;

     (d) Darwin may utilize the resources of any affiliate, as well as its employees, in order to fulfill all of Darwin's obligations under this Agreement, but Darwin shall remain liable for the performance of all of its obligations hereunder; and

     (e) Darwin shall perform its duties hereunder as an independent contractor.


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                                  ARTICLE VIII

                           GOVERNING LAW; JURISDICTION

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          (a) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with immediate confirmation thereafter), or sent by certified, registered or express mail, postage prepaid or by a nationally recognized overnight courier service, marked for overnight delivery. Any such notice shall be deemed given when received and shall be addressed:

     If to Insurer: Darwin National Assurance Company
                    76 Batterson Park Road
                    Farmington, CT 06070-0129
                    Attention: Stephen J. Sills

     If to Darwin: Darwin Professional Underwriters Inc.
                   76 Batterson Park Road
                   Farmington, CT 06070-0129
                   Attention: Mark I. Rosen

          (b) Invalidity. The invalidity or unenforceability of any provision or portion of this Agreement shall not affect the validity or unenforceability of the other provisions or portions of this Agreement.

          (c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.


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          (d) Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other party hereto.

          (e) Amendments. This Agreement may not be amended except pursuant to a written instrument agreed to by both parties hereto.

          IN WITNESS WHEREOF, each of the undersigned parties have caused this Agreement to be duly executed by its duly authorized representative as of the date first written above.

                                        Darwin National Assurance Company


                                        By: /s/ John L. Sennott, Jr.
                                            ------------------------------------
                                        Name: John L. Sennott, Jr.
                                        Title: Chief Financial Officer &
                                               Treasurer


                                        Darwin Professional Underwriters, Inc.


                                        By: /s/ Stephen J. Sills
                                            ------------------------------------
                                        Name: Stephen J. Sills
                                        Title: President & Chief Executive
                                               Officer


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